Exhibit 3.1(a)

                       STATE OF NEVADA-SECRETARY OF STATE

CERTIFICATE                                        FILE  #  C  21337-2001
                                                   FILED  AUG.  30,  2001

                             MAGNUM INDUSTRIES, INC.

Agency  Services  of  Nevada
C/O  Kelly  L.  Turner,  ESQ.
245  East  Liberty  Street,  STE  200
Reno,  NV  89501

                           [ LOGO OF STATE OF NEVADA ]

I, Dean Heller, the duly qualified Secretary of State of Nevada do hereby certify that the above corporation after having paid the appropriate annual fee for the filing in this office a list of its officers and directors and designation of resident agent for the above filing period, together with any required penalty and having also filed the aforesaid list of required by Nevada Revised Statutes Section 78.150-78.165 and 80.110-80.140 as amended, is hereby authorized to transact and conduct business within this state for thee aforesaid period.

THIS CERTIFICATE BECOMES A RECEIIPT UPON BEING VALIDATED BY THE OFFICE OF SECRETARY OF STATE

                                   /s/Dean  Heller
                                   DEAN  HELLER
                                   Secretary  of  State

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[  LOGO  OF  STATE  OF  NEVADA  ]                         Office  Use  Only
DEAN  HELLER                                                  July 31, 2001
                                                     File  #  C  21337-2001
Secretary  of  State
202  North  Carson  Street
Carson  City,  Nevada  89701-4201
(775)  684-5708

                            ARTICLES OF INCORPORATION
                              (Pursuant to NRS 78)





1. Name of Corporation                            Magnum Industries Inc.
-----------------------------------------------   -----------------------------------
2. Resident Agent Name and Street Address (must   Agency Services of Nevada
    be a Nevada address where process may be      245 East Liberty, Suite 200
    served)                                       Reno, NV 89501
-----------------------------------------------   -----------------------------------
3. Shares (Number of shares corporation
    authorized to issue)                          200,000,000 shares with a par value
                                                  of $0.001
-----------------------------------------------  ------------------------------------
4. Names, Addresses, Number of Board of           Peter Khean
                                                  777-916 W. Broadway
    Directors/Trustees                            Vancouver, BC V5Z 1K7
-----------------------------------------------  ------------------------------------
5. Purpose                                        To do business that is lawful
-----------------------------------------------  ------------------------------------
6. Other matters                                  Number of addition pages: none
-----------------------------------------------  ------------------------------------
                                                  Peter Khean
                                                  #777-916 W. Broadway
                                                  Vancouver, BC V5Z 1K7
7. Names, addresses and Signatures of
    Incorporators                                 /s/ Peter Khean
-----------------------------------------------  ------------------------------------
                                                  AGENCY SERVICES OF NEVADA
                                                 /s/ Kelly L. Turner  Date: 7/25/2001
8. Certificate of Acceptance of Appointment of
    Resident Agent                               I herby accept the appointment as
                                                 Resident Agent for the above named
                                                 corporation.
-----------------------------------------------  ------------------------------------

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